Exhibit n.9

Consent of Independent Auditor

Solar Capital Ltd.

New York, New York

We hereby consent to the use of our report dated February 15, 2018 on the consolidated financial statements of NEF Holdings, LLC and Subsidiaries in this Registration Statement on Form N-2 (No. 223663) of Solar Capital Ltd.

/s/ Baker Tilly Virchow Krause, LLP

Philadelphia, Pennsylvania

May 24, 2018